                                                                    Exhibit 23.1


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed registration statements:

Registration Statements on Form S-3:


Registration Number                    Date Filed
-------------------                    ----------

333-47762                              October 11, 2000
333-58436                              April 6, 2001
333-81622                              January 29, 2002

Registration Statement on Form S-4:

333-65278                              July 17, 2001


Registration Statements on Form S-8:


Name                                                         Registration Number          Date Filed
----                                                         -------------------          ----------

1999 Stock Option and Restricted Stock Grant Plan            333-78123                    May 10, 1999
1999 Stock Option and Restricted Stock Grant Plan            333-42342                    July 27, 2000
1999 Stock Option and Restricted Stock Grant Plan            333-62718                    June 11, 2001




/s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 22, 2002